                                                                  EXECUTION COPY


================================================================================


                                  FLAG LIMITED,

                                    as Issuer

                                       and

                       IBJ SCHRODER BANK & TRUST COMPANY,

                                   as Trustee

                      ------------------------------------

                                    INDENTURE

                          Dated as of January 30, 1998

                      ------------------------------------


                          8 1/4% Senior Notes due 2008


================================================================================

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
              OF 1939 AND INDENTURE, DATED AS OF JANUARY 30, 1998*/


TRUST INDENTURE                                            INDENTURE SECTION
 ACT SECTION

ss.310(a)(1)    ................................................  608
      (a)(2)    ................................................  608
      (b)       ................................................  609
ss.312(a)       ................................................  701
      (c)       ................................................  702
ss.313(a)       ................................................  703
      (c)       ................................................  703
ss.314(a)(4)    ................................................  1010(a)
      (c)(1)    ................................................  102
      (c)(2)    ................................................  102
      (e)       ................................................  102
ss.315(a)       ................................................  601(a)
      (b)       ................................................  602
      (c)       ................................................  601(b)
      (d)       ................................................  601(c), 603
ss.316(a)(1)(A) ................................................  502, 512
      (a)(1)(B) ................................................  513
      (b)       ................................................  508
      (c)       ................................................  104(d)
ss.317(a)(1)    ................................................  503
      (a)(2)    ................................................  504
      (b)       ................................................  1003
ss.318(a)       ................................................  111


----------
*/ Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS**/

                                                                            Page
                                                                            ----


{{ Table of Contents will generate here }}

                                    EXHIBITS

Exhibit    Form of Supplemental Indenture To Be Delivered by Guarantors


----------
**/ Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE, dated as of January 30,1998, between FLAG LIMITED, a Bermuda company (the "Company"), having its principal office at Richmond House, 5th Floor, 12 Par-la-Ville Road, Hamilton HMO8 Bermuda, and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee"), having its corporate trust office at One State Street, New York, New York 10004.


                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of and issuance of (i) the Company's 8 1/4% Senior Notes due 2008 (the "Senior Notes" or the "Initial Notes") and (ii) if and when issued in exchange for Senior Notes as provided in the Registration Agreement, the Company's 8 1/4% Senior Notes due 2008 (the "Exchange Notes") (collectively, the Senior Notes and the Exchange Notes are referred to herein as the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                  Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the TIA, that are required or deemed to be part of and to govern indentures qualified thereunder.

                  All things necessary have been done to make the Notes, when executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee, the valid obligations of the Company and to make this Indenture a valid agreement of the Company in accordance with their and its terms.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

       ARTICLE 1. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 101. DEFINITIONS.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

                  (b) all other terms used herein which are defined in the TIA, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, have the meanings assigned to them in the rules of the Commission adopted under the TIA;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import to this Indenture as a whole and not to any particular Article, Section or other subdivisions

                  (e) the word "or" is not exclusive; and

                  (f) provisions of this Indenture apply to successive events and transactions.

                  Certain terms, used principally in Articles Two, Ten, Eleven and Twelve are defined those Articles.

                  "ACT", when used with respect to any Holder, shall have the meaning assigned thereto Section 104.

                  "ADDITIONAL AMOUNTS" shall have the meaning assigned thereto in Section 1022.

                  "ADDITIONAL ASSETS" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "AFFILIATE"of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT MEMBERS" shall have the meaning assigned thereto in
Section 306.

                  "ASSET DISPOSITION" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any Sale/Leaseback Transaction and any sale of receivables and any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) the sale of Cash Equivalents or Temporary Cash Investments in the ordinary course of business,
(iii) a disposition of inventory (including the disposition of capacity) in the ordinary course of business, (iv) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (v) transactions permitted under
Section 801, (vi) for purposes of Section 1016 only, a disposition subject to
Section 1009, (vii) a disposition of capacity that is traded on a reciprocal basis pursuant to reciprocal restoration agreements entered into by the Company in the ordinary course of business and (viii) dispositions to landing parties pursuant to and in accordance with the provisions of the C&MA.

                  "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction by a Person means, as at the time of determination, the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "BANK INDEBTEDNESS" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable by the Company under or in respect of the New Credit Facility and any related notes, collateral documents, letters of credit and guarantees, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "BOARD RESOLUTION" means, as to any Person, a resolution adopted by the Board of Directors of such Person or by any duly authorized committee thereof.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in The City of New York.

                  "C&MA" means the Construction and Maintenance Agreement, dated December 14, 1994 between the Company, the landing parties and the other licensed international carriers purchasing capacity on the Company's fiberoptic cable system, as the same has been and may be amended, supplemented or otherwise modified from time to time.

                  "CAPITAL EXPENDITURES" means, with respect to any Person, for any period, on a consolidated basis for such Person and its Restricted Subsidiaries, the aggregate of all expenditures during such period which, as determined in accordance with GAAP, are required to be included in capacity available for sale or a fixed asset account.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "CAPITALIZED LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                  "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings, or "A" or the equivalent thereof by Moody's Investors Service. Inc., and having capital and surplus in excess of $500 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (vi) interests in any investment company which invests solely in instruments of the type specified in clauses (i) through (v) above.

                  "CHANGE OF CONTROL" means the occurrence of any of the following events:

                           (i) prior to the first public offering of Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets), the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least a majority of the voting power of the Voting Stock of the Company (or its successor by merger consolidation or purchase of all or substantially all of its assets), whether as a result of issuance of securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets), any merger, consolidation, liquidation or dissolution of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets), any direct or indirect transfer of securities by any Permitted Holder or otherwise (for the purposes of this clause, a Permitted Holder will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as such Permitted Holder beneficially owns (as so defined), directly or indirectly, at least a majority of the voting power of the Voting Stock of the parent corporation);

                           (ii) following the first public offering of Voting Stock of the Company, (A) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets); and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or such successor (for the Purposes of this clause, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in clause (A) above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in this clause (B)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

                           (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is a designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder or Permitted Holders or any of their designees) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                           (iv) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                           (v) Bell Atlantic Corporation or any one or more wholly-owned subsidiaries of Bell Atlantic Corporation shall cease, for any reason, to "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, such number of shares as constitute in the aggregate at least 20% of the fully diluted total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) as of the Issue Date.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMPANY" means FLAG Limited, a Bermuda company and any and all successors thereto.

                  "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer or its Chief Financial Officer (or any other officer identified by any one of the foregoing officers in a certificate to be an executive officer of the Company) and by its Controller, its Treasurer or its Financial Manager, and delivered to the Trustee.

                  "CONSOLIDATED CAPITAL RATIO" of any Person as of any date means the ratio of (i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the greater of (x) the aggregate consolidated paid-in capital of such Person as of such date and (y) the Consolidated Net Worth of such Person as of such date, in each case, as shown on the consolidated balance sheet of such Person in accordance with GAAP.

                  "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense and (iii) Consolidated Non-cash Charges. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the interest, depreciation and amortization of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow Available for Fixed Charges of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in Calculating the Consolidated Net Income of such Person.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations, if any (including amortization of fees), (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company, in each case, held by Persons other than the Company or a Wholly-Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust; PROVIDED, HOWEVER, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, total interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company that was not a Wholly-Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to the Restricted

Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary; (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

                  "CONSOLIDATED NET WORTH" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (i) the aggregate paid-in capital relating to such Capital Stock plus (ii) any retained earnings or earned surplus less (A) any accumulated deficit (B) any amounts attributable to Disqualified Stock.

                  "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Company for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries (including any non-cash charges related to any employee stock ownership plan) reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary gain or loss, or any such charge which requires an accrual of or a reserve for cash charges for any future period).

                  "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at One State Street, New York, New York 10004.

                  "CT" shall have the meaning assigned thereto in Section 116.

                  "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                  "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEFAULTED INTEREST" shall have the meaning assigned thereto in Section 311.

                  "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

                  "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes, PROVIDED, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof prior to such Stated Maturity shall be deemed to be Disqualified Stock.

                  "EQUITY OFFERING" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

                  "EVENT OF DEFAULT" shall have the meaning assigned thereto in
Section 501.

                  "EXCESS CASH FLOW" means, with respect to the Company for any fiscal year, the amount by which the sum of Consolidated Net Income, other Consolidated Non-cash Charges reducing Consolidated Net Income, non-cash accruals or reserves for charges to be paid in a future period, and cash collections on items which increased Consolidated Net Income in prior periods and were excluded from the calculation of Excess Cash Flow in prior periods pursuant to clause (i) herein exceeds the sum of (i) consolidated non-cash items increasing Consolidated Net Income, plus (ii) Capital Expenditures, plus (iii) principal payments required to be made or funds required or elected by the Company to be deposited in a reserve account or accounts by the Company and its Restricted Subsidiaries pursuant to the New Credit Facility, plus (iv) scheduled maturities of any Indebtedness of the Company and its Restricted Subsidiaries in effect as of the Issue Date, plus (v) cash payments made in connection with accruals or reserves which decreased Consolidated Net Income in prior periods and were excluded from the calculation of Excess Cash Flow for such prior periods and plus/minus (vi) the increase/decrease in Working Capital in such period.

                  "EXCESS CASH FLOW OFFER" shall have the meaning assigned thereto in Section 1023.

                  "EXCESS CASH FLOW PAYMENT DATE" shall have the meaning assigned thereto in Section 1023.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXISTING AFFILIATE TRANSACTIONS" means the Program Management Services Agreement dated April 19, 1994, between the Company and NYNEX Network Systems (or any of NYNEX Network Systems's successors or assignees thereto), the Marketing Services Agreement dated April 19, 1994, between the Company and Bell Atlantic Network Systems (Bermuda) Limited and any other agreements with Affiliates of the Company, existing on the Issue Date and listed on a schedule to this Indenture.

                  "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

                  "FLAG SYSTEM" means the Company's digital fiberoptic cable system connecting (as of the date hereof) the United Kingdom, Spain, Italy, Egypt, the United Arab Emirates, India, Malaysia, Thailand, Hong Kong, China, Korea and Japan, as it may subsequently be reconfigured.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "GLOBAL NOTES" shall have the meaning assigned thereto in
Section 201.

                  "GOVERNMENT OBLIGATIONS" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the issuer's option.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "GUARANTOR" means any Subsidiary of the Company which executes a Note Guarantee in accordance with the covenant described in Section 1019, and their respective successors and assigns.

                  "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered in the Register.

                  "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; PROVIDED FURTHER, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness.

                  "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (other than property received or owed prior to or on the Issue Date) or services (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "INDENTURE" means this Indenture as amended or supplemented from time to time.

                  "INITIAL PURCHASERS" means Salomon Brothers Inc, Barclays de Zoete Wedd Limited and Morgan Stanley & Co. Incorporated.

                  "INTEREST PAYMENT DATE" means the date specified in the Notes as the fixed date on which any specified scheduled installment of interest on the Notes is due and payable.

                  "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of Section 1009, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

                  "ISSUE DATE" means the date on which the Initial Notes are originally issued.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal or state, if any, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset, Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

                  "NEW CREDIT FACILITY" means (i) the Credit Agreement to be entered into among the Company, Barclays Bank PLC, as Administrative Agent, International Trust Company of Bermuda Limited, as Collateral Trustee, and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

                  "NOTE GUARANTEE" means any guarantee which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the provisions of the covenant described under Section 1019. Each such Note Guarantee shall be a senior obligation (unless as otherwise allowed pursuant to the provisions of the covenant described under Section 1019) of such Subsidiary.

                  "NOTE REGISTER" shall have the meaning ascribed thereto in
Section 305.

                  "NOTE REGISTRAR" or "REGISTRAR" shall have the meaning ascribed to either term in Section 305.

                  "NOTEHOLDERS' PRO RATA SHARE" means a fraction, (i) the numerator of which is the aggregate principal amount of Notes outstanding on the date that is two Business Days prior to the date that the applicable Excess Cash Flow Offer is made, and (ii) the denominator of which is the sum of (x) the aggregate principal amount of Notes outstanding on such date and (y) the aggregate principal amount of other Indebtedness (other than Bank Indebtedness) which requires the Company to apply the applicable Excess Cash Flow to repay or repurchase such Indebtedness that is outstanding on such applicable date.

                  "O&M PAYMENTS" means operations and maintenance payments made to the Company consisting of standby maintenance payments and repair maintenance payments.

                  "OFFICER" means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to the Company or the Trustee.

                  "PAYING AGENT" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company. The Company hereby initially appoints the Trustee as Paying Agent for the Notes.

                  "PERMITTED HOLDERS" means Bell Atlantic Corporation, Dallah Al Baraka, Telecom Asia Corporation Public Co. Ltd., Marubeni Corporation, The Asian Infrastructure Fund, Gulf Associates, AT&T Capital Corporation and GE Capital Corporation and their respective Affiliates.

                  "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;
(iii)

Cash Equivalents and Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) a Permitted Joint Venture in an aggregate amount not to exceed $25 million; (ix) obligations under Interest Rate or Currency Agreements; PROVIDED, HOWEVER, that such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; and (x) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in connection with a Qualified Receivables Transaction; PROVIDED that any Investment in a Receivables Entity is in the form of a Purchase Money Note or an equity interest.

                  "PERMITTED JOINT VENTURE" means a corporation, partnership or other entity engaged in one or more Related Businesses over which the Company has, directly or indirectly, the power to direct the Policies, management and affairs.

                  "PERMITTED LIENS" means:

                           (i) any Lien on assets of the Company or any Subsidiary thereof securing only the Notes equally and ratably;

                           (ii) any Lien arising under this Indenture in favor of the Trustee or any prior Trustee;

                           (iii) any Lien existing as of the date of this Indenture and listed on a schedule hereto;

                           (iv) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may ha been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments, governmental charges or levies not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money) in the ordinary course of business; (5) zoning restrictions, easements, licenses reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others, for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                           (v) any Lien securing Indebtedness under the New Credit Facility incurred by the Company or any Restricted Subsidiary in compliance with Section 1010;

                           (vi) Liens securing purchase money Indebtedness, incurred in compliance with this, Indenture; PROVIDED that such Liens do not extend to any assets other than the assets so acquired and the principal amount of such Indebtedness shall at no time exceed the original purchase price of the property or assets purchased;

                           (vii) any Lien securing Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of Section 1010; PROVIDED that any such Lien extends only to the assets that were subject to such Lien securing such Indebtedness prior to the related transaction by the Company or its Restricted Subsidiaries;

                           (viii) any Lien securing Indebtedness incurred pursuant to clause (vii) of the second paragraph in Section 1010;

                           (ix) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

                           (x) Liens incurred on property which is the subject of a Sale/Leaseback Transaction incurred in compliance with this Indenture; and

                           (xi) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (x) so long as the amount of security is not increased thereby.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  A "PUBLIC MARKER" exists at any time with respect to the common stock of the Company, if (i) the common stock of the Company is then registered with the Commission pursuant to Section 12(b) or 12(g) of Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (ii) at least 15% of the total issued and outstanding common stock of the Company has been distributed prior to such time by means of an effective registration statement under the Securities Act.

                  "PURCHASE MONEY NOTE" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such Investors and amounts owing to such investors and amounts paid in connection with the purchase of receivables.

                  "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, and the proceeds of such receivables.

                  "RECEIVABLES ENTITY" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company may make an Investment and to which the Company or any Subsidiary of the Company transfers receivables and related assets) which engages in no activities other than in connection with the financing of receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity, (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables, and
(c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

                  "REFINANCING" means the collective reference to the issuance by the Company of the Notes and the entrance into the New Credit Facility and borrowings thereunder.

                  "REFINANCING INDEBTEDNESS" means Indebtedness that is Incurred to refund, refinance replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance" and "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a stated maturity no earlier than the earlier of
(A) the first anniversary of the Stated Maturity of the Notes and (B) the stated maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and
(B) the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) of the Indebtedness being refinanced and (iv) if such Refinancing Indebtedness is Incurred to refinance any Subordinated Obligations, unless such Refinancing Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

                  "REGISTRATION AGREEMENT" means the Registration Agreement dated as of January 30,1998 between the Company and the Initial Purchasers.

                  "REGULAR RECORD DATE" means, with respect to any Interest Payment Date, the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "RELATED BUSINESS" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company on the date of this Indenture.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SHELF REGISTRATION STATEMENT" shall have the meaning assigned thereto in the Registration Agreement.

                  "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "SPECIAL RECORD DATE" shall have the meaning assigned thereto in Section 311.

                  "SPECIAL INTEREST PAYMENT DATE" shall have the meaning assigned thereto in Section 311.

                  "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in securitization of receivables transactions.

                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "SUBORDINATED OBLIGATION" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

                  "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or Indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

                  "SUCCESSOR COMPANY" shall have the meaning assigned thereto in
Section 801.

                  "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect the date of this Indenture.

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces and, thereafter, means the successor.

                  "TRUST OFFICER" means an officer of the Trustee assigned by the Trustee to administer corporate trust matters or to any other officer of the Trustee to whom such matter is referred because his knowledge of and familiarity with the particular subject.

                  "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

                  "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restrict Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or 1ess or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 1009. The Board of Directors may designate any Unrestricted Subsidiary to be Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under clause (a) of Section 1010 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "WHOLLY-OWNED SUBSIDIARY" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors'qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                  "WORKING CAPITAL" means, at any date of designation, the consolidated assets of the Company and its Restricted Subsidiaries which are classified as current assets in accordance with GAAP LESS the consolidated liabilities of the Company and the Restricted Subsidiaries which are classified as current liabilities in accordance with GAAP; PROVIDED that current assets shall exclude cash and Equivalents and current liabilities shall exclude any indebtedness classified as current.

                  SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor the Notes (if applicable) shall furnish to the Trustee an Officers' Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture to such particular application or request, no additional certificate or opinion need be furnished.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1021(a)) shall include:

                           (1) a statement that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company, any Guarantor (if applicable) or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Notes unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 104. ACTS OF HOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee, deems sufficient.

                  (c) The principal amount and serial numbers of Notes held by any Person, and date of holding the same, shall be proved by the Note Register.

                  (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eight months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 310) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 105. NOTICES, ETC., TO TRUSTEE, THE COMPANY AND ANY GUARANTOR.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                           (1) the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Notes shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered by hand (including recognized overnight courier), to or with the Trustee and received at its Corporate Trust Office,
         Attention: Corporate Trust Administration.

                           (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by hand (including recognized overnight courier) to the Company or such Guarantor addressed to it and received at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

                  SECTION 106. NOTICE TO HOLDERS; WAIVER.

                  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  If the Company mails any notice or communication to any Holder, it shall mail a copy to the Trustee at the same time.

                  SECTION 107. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 108. SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 109. SEPARABILITY CLAUSE.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 110. BENEFITS OF INDENTURE.

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto, any agent and their successors hereunder and each of the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 111. GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. UPON THE ISSUANCE OF THE EXCHANGE NOTES OR THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

                  SECTION 112. LEGAL HOLIDAYS.

                  In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 311 or any redemption date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 311, Redemption Date, or at the Stated Maturity of the Notes; PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, redemption date or date established for payment of Defaulted Interest pursuant to Section 311, Stated Maturity of the Notes, as the case may be, to the next succeeding Business Day.

                  SECTION 113. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS OR INCORPORATORS.

                  No director, officer, employee, incorporator or stockholders of the Company, as such, any Guarantor of the Notes shall have any liability for any obligations of the Company or such Guarantor under the Notes, this Indenture or any Guarantee of the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  SECTION 114. COUNTERPARTS.

                  This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                  SECTION 115. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Note Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 116. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, City and State of New York, United States of America, in any suit or proceeding based on or arising under the Notes or this Indenture (solely in connection with any such suit or proceeding), and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, U.S.A. ("CT"), as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of CT as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents that it has notified CT of such designation and appointment and that CT has accepted the same in writing. The Company hereby irrevocably authorizes and directs CT to accept such service. The Company further agrees that service of process upon CT and written notice of said service to the Company mailed by prepaid registered first class mail or delivered to CT at its principal office, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Holders, the Trustee or any Person representing the Holders or the Trustee to serve process in any other manner permitted by law. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and Instruments as may be necessary to continue such designation and appointment of CT in full force and effect so long as the Company has any outstanding obligations under the Notes or this Indenture. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under the Notes and this Indenture, to the extent permitted by law.

                  SECTION 117. CURRENCY INDEMNITY.

                  U.S. dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than dollars (whether as a result of, or the enforcement of, a judgment or order of a Court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify it against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 117, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars or such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, class or proof for a liquidated amount in respect of any sum due under any Note.

                              ARTICLE 2. NOTE FORMS

                  SECTION 201. FORMS GENERALLY.

                  The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of certification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

                  Initial Notes offered and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("QIBs") in the United States of America ("Rule 144A Note") will be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form set forth in Section 203 (a "Rule 144A Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Initial Notes offered and sold outside the United States of America ("Regulation S Note" in reliance on Regulation S shall be issued in the form of a permanent global Note, without interest coupons, substantially in the form set forth in Section 203 (a "Regulation S Global Note"). The Regulation S Global Note will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Initial Notes offered and sold to institutional "accredited investors" (as defined in Rule 501 (a)(1), (2), (3) and (7) under the Securities
Act) ("Institutional Accredited Investors") in the United States of America ("Institutional Accredited Investor Note") will be issued in the form of a permanent global Note substantially in the form set forth in Section 203 (an "Institutional Accredited Investor Global Note"). The institutional Accredited Investor Global Note will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Exchange Notes exchanged for interests in the Rule 144A Note, the Regulation S Note and the Institutional Accredited Investor Note will be issued in the form of a permanent Global Note, without interest coupons, substantially in the form set forth in Section 203 (an "Exchange Global Note"). The Exchange Global Note will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate.

                  The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "Global Notes."

                  The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

                  SECTION 202. RESTRICTIVE LEGENDS.

                  Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Agreement, such Initial Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY

         STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S, THE INITIAL PURCHASERS' AND THE TRUSTEE'S RIGHT, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  The Global Notes, whether or not an Initial Note, shall also bear the following legend on the face thereof:

                  UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                  SECTION 203. FORM OF NOTE.

No.____                                        Principal Amount $_______________
                                                        CUSIP NO. ______________

                           8 1/4% Senior Note due 2008


                  FLAG Limited, a Bermuda company, promises to pay to ________________ or registered assigns, the principal sum of __________________ Dollars on January 30, 2008.

                  Interest Payment Dates: January 30 and July 30.

                  Record Dates: January 15 and July 15.

                  Additional provisions of this Note are set forth on the other side of this Note.


Dated:

                                    FLAG LIMITED


                                    By:_______________
                                    [Title]


                                    By:_______________
                                    [Title]

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY
as Trustee, certifies
that this is one of the
Notes referred to
in the Indenture.


By______________________________
  Authorized Signatory

Dated:

                         [FORM OF REVERSE SIDE OF NOTE]

                           8 1/4% Senior Note due 2008
1.       INTEREST

                  FLAG Limited, a Bermuda company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount hereof at the rate per annum shown above.

                  The Company will pay interest semiannually in cash and in arrears on January 30 and July 30 of each year, commencing July 30, 1998 to Holders of record at the close of business on the January 15 and July 15 immediately preceding the Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from January 30, 1998. The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT

                  By at least 1 1:00 a.m. Eastern Standard Time on the date on which any principal, premium, if any, or interest on the Notes is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or JULY 15 next preceding the Interest Payment Date even if the Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       TRUSTEE, PAYING AGENT AND REGISTRAR

                  Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       INDENTURE

                  The Company issued the Notes under an Indenture dated as of January 30, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

                  The Notes are general unsecured senior obligations of the Company limited to $430 million aggregate principal amount (subject to Section 310 of the Indenture). This Note is one of the [Initial]1/ Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends on, and the purchase or redemption of, Capital Stock of the Company and its Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       OPTIONAL TAX REDEMPTION

                  The Notes will be subject to redemption at the option of the Company at any time on and after January 30, 2003 and prior to maturity, in whole or in part at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                  If redeemed during the 12-month period commencing on January 30 of the years set forth below:

Period                                                  Redemption Price
------                                                  ----------------
2003..................................................      104.125%
2004..................................................      102.750%
2005..................................................      101.375%
2006 and thereafter...................................      100.00%

                  In addition, at any time and from time to time prior to January 30, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings received by the Company so long as there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of principal amount) of 108.25% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that at least 66 2/3% of the original principal amount of the Notes must remain outstanding after each such redemption.

6.       OPTIONAL TAX REDEMPTION

                  The Notes will be subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax, (y) any jurisdiction, other than the United

----------
1/ Include only for the Initial Notes.

States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a "Change in Tax Law"), which becomes effective on or after the date of the Indenture, the Company or a successor corporation is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or a successor corporation.

                  In addition, the Notes will be subject to redemption at the option of the Company at any time, in whole, but not in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or lease its properties and assets substantially as an entirety is required pursuant to the Indenture, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation merger, conveyance, transfer or lease, to pay Additional Amounts in respect of any tax, assessment or governmental charge imposed on any Holder.

7.       SELECTION

                  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

8.       NOTICE OF REDEMPTION

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

9.       EXCESS CASH FLOW OFFER

                  If the Company has Excess Cash Flow for any fiscal year (commencing with fiscal 2001), the Company shall make an offer to purchase on a Business Day not later than 150 days following the end of such fiscal year, from all Holders of Notes, up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to (A) the Noteholders' Pro Rata Share of 50% of such Excess Cash Flow in such fiscal year, minus (B) the principal amount of Notes theretofore purchased by the Company in the open market and the principal amount of Notes theretofore redeemed by the Company pursuant to the Indenture and not theretofore credited against the Company's obligation to make an Excess Cash Flow Offer for a prior fiscal year. The purchase price of Notes to be purchased pursuant to an Excess Cash Flow Offer shall be equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Excess Cash Flow Payment Date. Notwithstanding the foregoing, the Company will not be required to make an Excess Cash Flow Offer for any fiscal year if the amount of such Excess Cash Flow Offer would be less than $5.0 million (which amount shall be carried forward for purposes of determining whether an Excess Cash Flow Offer is required with respect to subsequent fiscal years). To the extent an Excess Cash Flow Offer is not fully subscribed to by Holders of the Notes, the unsubscribed portion of such Excess Cash Flow may be retained by the Company and/or used for any purpose, subject to the covenants contained in the Indenture, and shall be excluded from the calculation of Excess Cash Flow for any subsequent period.

10.      PUT PROVISIONS

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest payment Date) and (b) upon an Asset Disposition, the Company may be obligated to make an offer to purchase Notes at par plus accrued and unpaid interest, if any, thereon, to the date of purchase with a portion of the Net Available Cash.

11.      DENOMINATIONS; TRANSFER; EXCHANGE

                  The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of (i) any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

12.      PERSONS DEEMED OWNERS

                  The registered Holder of this Note may be treated as the owner of it for all purposes.

13.      UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment back to the Company, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.      DEFEASANCE

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be. The Company in its sole discretion can defease the Notes.

15.      AMENDMENT, WAIVER

                  Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or to confirm and evidence the release and discharge of any Guarantee or Lien with respect to or securing the Notes when such release and discharge is permitted by and provided for under the Indenture.

16.      DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration or otherwise,
(iii) the failure by the Company to comply with its obligations under Article 8 of the Indenture, (iv) the failure by the Company to comply for 30 days after written notice with any of its obligations under Sections 1009 through 1020 and 1023 of the Indenture (in each case other than a failure to purchase Notes when required under Section 1015, 1016 or 1023 of the Indenture which shall constitute an Event of Default under clause (ii) above), (v) the failure by the Company to comply for 60 days after written notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, (viii) any judgment or decree for the payment of money (not fully covered by insurance) in excess of $5 million is rendered against the Company or a Significant Subsidiary and such judgment or decree shall not have been paid, vacated, discharged, stayed or bonded pending appeal for a period of 60 days after such judgment becomes final and non-appealable. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company of the default in writing and the Company does not cure such default within the time specified in clause (iv) or (v), as applicable, after receipt of such written notice.

                  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

17.      TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

18.      NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19.      AUTHENTICATION

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

[20.     REGISTRATION RIGHTS

                  The Holder of this Note is entitled to the benefits of the Registration Agreement, dated as of January __, 1998 (the "Registration Agreement"), between the Company and the Initial Purchasers named therein. If
(i) within 60 days after the Issue Date, the Exchange Offer Registration Statement (as defined in the Registration Agreement) or a Shelf Registration Statement, as the case may be, has not been filed with the Commission (or in the case of a Shelf Registration Statement required to be filed pursuant to any change in law or applicable interpretations thereof by the Commission's staff, within 60 days after publication of the change in law or interpretation); (ii) within 150 days after the Issue Date, either the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, has not been declared effective (or in the case of a Shelf Registration Statement required to be filed pursuant to any change in law or applicable interpretations thereof by the Commission's staff, if later, within 60 days after publication of the change in law or interpretation); (iii) within 180 days after the Issue Date, the Registered Exchange Offer (as defined in the Registration Agreement) has not been consummated; or (iv) after the Shelf Registration Statement has been declared effective, such Shelf Registration Statement thereafter ceases to be effective or usable in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Agreement (because either (A) any event occurs as a result of which the related Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (B) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder) without, in the case of (A) or (B), being succeeded within 60 days by an amended or an additional Shelf Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv) a "Registration Default"), Special Interest (as defined in the Registration Agreement) will accrue and be payable semi-annually on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date such Registration Default occurs to but excluding the date, as applicable, on which the applicable Registration Statement is filed or is declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. During the time that Special Interest is accruing continuously the rate of such Special Interest shall be 0.25% per annum during the first 30-day period and shall increase by 0.25% per annum for each subsequent 30-day period, but in no event shall such rate exceed 1.50% per annum in the aggregate regardless of the number of Registration Defaults. If, after the cure of a Registration Default, there is a subsequent Registration Default, the Special Interest rate for such subsequent Registration Default shall initially be 0.25%, regardless of the Special Interest rate in effect with respect to any prior Registration Default at the time of the cure of each Registration Default.]2/

21.      ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

22.      CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholder. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.      GOVERNING LAW

                  THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture. Requests may be made to:

                             FLAG Limited
                             Richmond House, 5th Floor
                             12 Par-la-Ville Road
                             Hamilton HM08 Bermuda
                             Attention of Secretary

----------
2/ Include only for the Initial Notes.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint __________________________, as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:__________________                     Signature:__________________

Signature Guarantee:________________________________
                     (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association and credit union) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for, STAMP, pursuant to S.E.C. Rule 17Ad-15.

(In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:


         1   |_|  acquired for the undersigned's own account, without transfer;
                  or

         2   |_|  transferred to the Company; or

         3   |_|  transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

         4   |_|  transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         5   |_|  transferred pursuant to and in compliance with
                  Regulation S under the Securities Act of 1933, as amended; or

         6   |_|  transferred to an institutional "accredited
                  investor" (as defined in Rule 501(a)(1) (2), (3) or
                  (7) under the Securities Act of 1933, as amended), that has furnished to the Company and the Initial
                  Purchasers a signed letter containing certain representations and agreements (the form of which letter appears in Section 308 of the Indenture); or

         7   |_|  transferred pursuant to another available exemption
                  from the registration requirements of the Securities
                  Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.


                                              -----------------------
                                                     Signature


         Signature Guarantee:


         --------------------------------------------------
         (Signature must be guaranteed)


         --------------------------------------------------
         Signature

The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association and credit union) with membership in STAMP or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP pursuant to S.E.C. Rule 17Ad-15].3/

----------
3/ Include only for the Initial Notes.

                        [TO BE ATTACHED TO GLOBAL NOTES)

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                  The following increases or decreases in this Global Note have been made:


           Amount of             Amount of             Principal Amount        Signature of
           decrease in           increase in           of this Global Note     authorized
Date of    Principal Amount      Principal Amount      following such          signatory of Trustee
Exchange   of this Global Note   of this Global Note   decrease or increase    or Notes Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 1015, 1016, or 1023 of the Indenture, check the box:

                                       |_|


                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1015, 1016 or 1023 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date:_______________________    Signature_______________________________________
                                         (Sign exactly as your name appears on
                                                the other side of the Note)

Signature Guarantee:___________________________________
                       (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association and credit union) with membership in STAMP or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                            ON ALL 144A CERTIFICATES]


                  In connection with any transfer of this Note occurring prior to the date that is the earlier of the date of an effective Registration Statement (as defined in the Registration Agreement dated as of January 30, 1998) and January 30, 2000, the undersigned confirms that without utilizing any general solicitation or general advertising:

                                   [CHECK ONE]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

[ ] (b) this Note is being transferred other than in accordance with
    (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.


Date:________________________      _____________________________________________
                                   SIGNATURE: The signature must correspond with
                                              the name as written upon the face
                                              of the within-mentioned instrument
                                              in every particular, without
                                              alteration or any change
                                              whatsoever.

Signature Guarantee:_____________________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:________________________      _____________________________________________
                                   SIGNATURE: To be executed by an executive
                                              officer.

                  SECTION 204. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.


                  This is one of the Notes referred to in the within-mentioned Indenture.


                                         IBJ Schroder Bank & Trust Company,
                                            as Trustee


                                         By__________________________________
                                                  Authorized Signatory

Dated:_________________


                              ARTICLE 3. THE NOTES

                  SECTION 301. TITLE AND TERMS.

                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $430 million, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 307, 310, 906, 1015, 1016 or 1108 or pursuant to the Registration Agreement.

                  The Initial Notes shall be known and designated as the "8 1/4% Senior Notes due 2008" and the Exchange Notes shall be known as the "8 1/4% Senior Exchange Notes due 2008" of the Company. The Stated Maturity of the Notes shall be January 30, 2008, and they shall bear interest at the rate of 8 1/4% per annum from January 30, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in cash and in arrears on January 30 and July 30 of each year, commencing July 30, 1998, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the January 15 and July 15 immediately preceding the Interest Payment Date. Interest will be computed until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

                  The principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee in New York, New York) except that, at the option of the Company, payment of interest may be made by check mailed to the address of each Holder as such address appears in the Note Register.

                  Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of (i) a Change of Control, pursuant to Section 1015 and (ii) the existence of Excess Cash Flow pursuant to Section 1023.

                  The Notes shall be subject to repurchase by the Company pursuant to an Asset Disposition as provided in Section 1016.

                  The Notes shall be redeemable as provided in Article Eleven and in the Notes.

                  At the election of the Company, the Company's obligations under the Notes or certain of the Company's liabilities and covenants and certain Events of Default thereunder may be defeased as provided in Article Twelve.

                  The Notes will be senior unsecured obligations of the Company, ranking PARI PASSU in right of payment with all other existing and future senior unsecured obligations of the Company and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any.

                  SECTION 302.  DENOMINATIONS.

                  The Notes shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

                  SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

                  The Notes shall be executed on behalf of the Company by two Officers, of which at least one Officer shall be the President or the Chief Financial Officer of the Company. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Notes executed by the Company to the Trustee for authentication, together with a Company Order directing the Trustee to authenticate the Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $430 million; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with the Registration Agreement. The Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the Amount of Notes to be authenticated and the date on which the original issue of Initial Notes or Exchange Notes is to be authenticated.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

                  SECTION 304.  TEMPORARY NOTES.

                  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed typewritten, mimeographed or otherwise produced, in any authorized denomination. Temporary Notes shall be substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holders. Upon, surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the "Note Registrar" or "Registrar") for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.

                  Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; PROVIDED that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duty endorsed, or be accompanied by a written Instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith, other than exchanges pursuant to Section 304, 906, 1015, 1016 or 1108, not involving any transfer.

                  The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  The Register shall be in written form in the English language or in any other form including computerized records, capable of being converted into written form within a reasonable time.

                  SECTION 306.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

                  (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of beneficial interest in any Note.

                  (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Notes in definitive form ("Physical Notes") in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary's and the Registrar's procedures. If (i) (x) the Depositary notifies the Company and the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as Depositary or (y) the Depositary ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary is not appointed within 90 days of such notice or cessation or, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Notes hereunder or (iii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary, then, upon surrender by the Depositary of the Global Notes, certificated Notes will be issued to each person that the Depositary identifies as the beneficial owner of the Notes represented by the Global Notes. Neither the Company, any Guarantor, nor the Trustee shall be liable for any delay by the Depositary or any participant or indirect participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                  (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in the first Global Note and, accordingly, will be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (d) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (b) of this Section to beneficial owners who are required to hold Physical Notes, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (e) In connection with the transfer of an entire Global Note to be beneficial owners pursuant to subsection (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (f) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to subsection (d) or subsection (e) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 307, bear the applicable legend regarding transfer restrictions applicable to the Physical Note set forth in Section 202.

                  (g) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take an, action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION 307.  SPECIAL TRANSFER PROVISIONS.

                  (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the expiration of the Resale Restriction Termination Date (as defined in Section 202 hereof):

                           (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QlB shall be made upon the representation of the transferee that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                           (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Company and the Initial Purchasers of a certificate substantially in the form set forth in Section 308 hereof from the proposed transferee and, if requested by the Company, the Initial Purchasers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                           (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 309 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period (as defined in Regulation S of the Securities Act):

                           (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided Rule 144A;

                           (ii) a transfer of a Regulation S Note or a beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Company and the Initial Purchasers of a certificate substantially in the form set forth in Section 308 hereof from the proposed transferee and, if requested by the Company, the Initial Purchasers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                           (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification set forth in Section 308 or any additional certification.

                  (c) Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this
Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

                  (e) (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to any ownership interest in the Notes, with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected and indemnified pursuant to Section 607 in relying upon information furnished by the Depositary with respect to any beneficial owners, its members and participants.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including without limitation any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation of evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 308. FORM OF LETTER TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS.

FLAG Limited
Richmond House
5th Floor
12 Par-La-Ville Road
Hamilton, HM 08
Bermuda

and

Salomon Brothers Inc
Barclays de Zoete Wedd Limited
Morgan Stanley & Co. Incorporated
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

         In connection with our proposed purchase of $ aggregate principal amount of the 8 1/4% SeniOR Notes due 2008 (the "Notes") of FLAG Limited, a Bermuda company (the "Company"), we confirm that:

                  1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (A) to the Company, (B) pursuant to a registration statement that has been declared effective under the Securities Act, (C) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (E) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case, in a minimum principal amount of $250,000, or (F) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (E) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Initial Purchased (as defined in the Indenture relating to the Notes), which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company, the Initial Purchasers and the Trustee (as defined in the Indenture relating to the Notes) reserve the right prior to the offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (D), (E) or (F) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to Company, the Initial Purchasers and the Trustee.

                  2. We are an institutional investor and are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  3. We are acquiring the Notes in a minimum principal amount of $250,000 purchased by us for our own account or for one or more investor accounts as to each of which we exercise sole investment discretion and we are acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.

                  4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,


                                         ---------------------------------
                                         (Name of Purchaser)

                                         By:
                                            ------------------------------


                                         Date:
                                              ----------------------------

                  SECTION 309. FORM OF LETTER TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATIONS.

                                     [date]

IBJ Schroder Bank & Trust Company, as Trustee
One State Street
New York, New York 10004
Attention: Corporate Trust Administration

                  Re: FLAG Limited (the "Company")
                      8 1/4% Senior Notes due 2008 (the "Notes")
                      ------------------------------------------

Ladies and Gentlemen:

                  In connection with our sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Notes was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts were made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (d) the transaction was not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  In addition, if the sale was made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale was made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1).

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]


                  By:__________________________   ________________________
                        Authorized Signature      Signature Medallion Guaranteed


                  SECTION 310.  MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

                  If (i) any mutilated Note is surrendered to the Trustee, or
(ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered by the Company, any Guarantor (if applicable) and the Trustee such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                  Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Guarantor and other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 311.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; PROVIDED, HOWEVER, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 312, to the address of such Person as it appears in the Note Register or (ii) wire transfer to an account located in the United States maintained by such Person.

                  Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and may no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  SECTION 312.  PERSONS DEEMED OWNERS.

                  Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 311) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

                  SECTION 313.  CANCELLATION.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange shall if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. If the Company shall acquire any of the Notes other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to the Section 313. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed by the Trustee and the Trustee shall send a certificate of such destruction to the Company.

                  SECTION 314.  COMPUTATION OF INTEREST.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 315.  CUSIP NUMBERS.

                  The Company in issuing Notes may use "CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such CUSIP numbers, either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                      ARTICLE 4. SATISFACTION AND DISCHARGE

                  SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                           (i) either

                                    (A) all Notes theretofore authenticated and
                  delivered (other than (1) Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 310 and (2) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                           (B) all Notes not theretofore delivered to the
                  Trustee for cancellation

                                    (1) have become due and payable by reason of
                           the making of a notice of redemption or otherwise; or

                                    (2) will become due and payable at their
                           Stated Maturity within one year; or

                                    (3) are to be called for redemption within
                           one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                  and the Company in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in cash or Government Obligations sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date thereof, as the case may be;

                           (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company or any Guarantor of the Notes is a party or by which it is bound;

                           (iii) the Company or any Guarantor has paid or caused to be paid all sums payable hereunder by the Company or any Guarantor in connection with all the Notes including all fees and expenses of the Trustee;

                           (iv) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be; and

                           (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the termination of the Company's obligation hereunder have been satisfied.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee Pursuant to subclause (B) of clause (i) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive any such satisfaction and discharge.

                  SECTION 402.  APPLICATION OF TRUST MONEY.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee Pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with this Section by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 401; PROVIDED that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.


                               ARTICLE 5. REMEDIES

                  SECTION 501.  EVENTS OF DEFAULT.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) a default in any payment of interest on any Note when due, continued for 30 days;

                           (ii) a default in the payment of principal of any Note when due at its Stated Maturity upon optional redemption, upon required purchase, upon declaration or otherwise;

                           (iii) the failure by the Company to comply with its obligations under Article Eight;

                           (iv) the failure by the Company to comply for 30 days after the notice specified below with any of its obligations under Sections 1009 through 1020 and 1023 (in each case other than a failure to purchase Notes when required under Sections 1015, 1016 and 1023 which shall constitute an Event of Default under clause (ii) above);

                           (v) the failure by the Company to comply for 60 days after the notice specified below with any of its other agreements contained in this Indenture;

                           (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million;

                           (vii) (1) the Company or any Significant Subsidiary pursuant to or within the meaning of any bankruptcy law:

                                    (A) commences a voluntary case;

                                    (B) consents to the entry of an order for
                  relief against it in an involuntary case:

                                    (C) consents to the appointment of a
                  custodian of it or for any substantial part of its property;

                                    (D) makes a general assignment for the
                  benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                           (2) a court of competent jurisdiction enters an order
or decree under any bankruptcy law that:

                                    (A) is for relief against the Company or any
         Significant Subsidiary in an involuntary case;

                                    (B) appoints a custodian of the Company or
         any Significant Subsidiary or for any substantial part of its property; or

                                    (C) orders the winding up or liquidation of
         the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 days; or

                           (viii) any judgment or decree for the payment of money (not fully covered by insurance) in excess of $5 million is rendered against the Company or a Significant Subsidiary and such judgment or decree shall not have been paid, vacated, discharged, stayed or bonded pending appeal for a period of 60 days after such judgment becomes final and non-appealable.

                  A Default under clause (iv) or (v) will not constitute an Event of Default until the Trustee of the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company of the Default in writing and the Company does not cure such Default within the time specified in clause (iv) or (v), as applicable, after receipt of such notice. Such notice must specify the Default, demand that is to be remedied and state that such notice is a "Notice of Default."

                  SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND
ANNULMENT.

                  If an Event of Default (other than by reason of an Event of Default specified in Section 501 (vii) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee may declare the principal of, and accrued interest on, all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. Notwithstanding the foregoing, in the case an Event of Default specified in Section 501 (vii) occurs and is continuing, then the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may rescind any such acceleration with respect to the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. The Trustee may rely upon such notice of rescission without any independent investigation as to the satisfaction of the conditions in the preceding sentence. No such rescission shall affect subsequent any Default or Event of Default or impair any right consequent thereto.

                  SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

                  If an Event of Default specified in Section 501(i) or 501(ii) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Guarantor (in accordance with the applicable Guarantee of the Notes) or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee of the Notes, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee of the Notes, or to enforce any other proper remedy, subject however to Section 513. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights powers or remedies of the Trustee or the Holders.

                  SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Notes or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                           (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed) in such judicial proceeding, and

                           (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

                  SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

                  All rights of action and claims under this Indenture, the Notes or the Guarantees of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  SECTION 506. APPLICATION OF MONEY COLLECTED.

                  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, on the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 607;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, any Guarantor or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct, PROVIDED that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

                  SECTION 507.  LIMITATION ON SUITS.

                  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

                           (i) such Holder has previously given the Trustee
                  notice that an Event of Default is continuing;

                           (ii) Holders of at least 25% in principal amount of
                  the outstanding Notes have requested the Trustee to pursue the remedy;

                           (iii) such Holders have offered the Trustee
                  reasonable security or indemnity against any loss, liability or expense;

                           (iv) the Trustee has not complied with such request
                  within 60 days after the receipt the request and the offer of security or indemnity; and

                           (v) the Holders of a majority in principal amount of
                  the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request with such 60-day period;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Guarantee of the Notes to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Guarantee of the Notes, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section
311) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or purchase, on the Redemption Date or purchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee of the Notes and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor on the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 310, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511.  DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 512.  CONTROL BY HOLDERS.

                  Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, PROVIDED that

                           (i) such direction shall not be in conflict with any
                  rule of law or this Indenture;

                           (ii) the Trustee need not take any action which might
                  be unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability; and

                           (iii) subject to the provisions of TIA Section 3l5,
                  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 513.  WAIVER OF PAST DEFAULTS.

                  Subject to Sections 508 and 902, the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may on behalf of the Holders of all the Notes, by written notice to the Trustee, waive any existing Default or Event of Default and its consequences under this Indenture or any Guarantee of the Notes except a continuing Default or Event of Default in the payment of interest on, premium, if any, of the principal of, any such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

                  In the event that any Event of Default specified in Section 501 (vi) shall have occurred and be continuing, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 30 days after such Event of Default arose (i) the Indebtedness that is the basis for such Event of Default has been discharged, or (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (iii) if the default that is the basis for such Event of Default has been cured.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  SECTION 514.  WAIVER OF STAY OR EXTENSION LAWS.

                  The Company, the Guarantors and any other obligors upon the Notes, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company, any Guarantor or any such obligor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this indenture; and each of the Company, any Guarantor and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 515.  UNDERTAKING FOR COSTS.

                  All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption or purchase, on or after the Redemption Date or purchase).


                             ARTICLE 6. THE TRUSTEE

                  SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES.

                  (a) Except during the continuance of an Event of Default,

                           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and the Trustee should not be liable except for the performance of such duties as specifically set forth in this Indenture and no others; and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                           (ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

                  (b) In case an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge or of which written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) No provision of this indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that

                           (i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the TIA.

                  SECTION 602.  NOTICE OF DEFAULTS.

                  Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such Default hereunder actually known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless and until the Trustee shall have received written notice thereof from the Company at its principal Corporate Trust Office as specified in
Section 105, except in the case of an Event of Default under Section 501(i) or 501(ii) (provided that the Trustee is the Paying Agent).

                  SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

                  (a) Subject to the provisions of TIA Sections 315(a) through 315(d):

                           (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon (whether in its original or facsimile form) any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated in the documents;

                           (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                           (iii) whenever in the administration of this lndenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, request and rely upon an Officers' Certificate and/or an Opinion of Counsel and shall not liable for any action it takes or omits to take in good faith reliance on such Officer's Certificate and/or Opinion of Counsel;

                           (iv) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                           (v) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

                           (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (the Trustee being required to maintain confidentiality upon such inquiry but only to the extent not inconsistent with the Trustee's duties hereunder);

                           (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                           (viii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct, bad faith or negligence.

                  (b) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its lights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  SECTION 604. TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

                  The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the. statements of the Company, and the Trustee assumes no responsibility for their correctness and it shall not be responsible for the Company's use of the proceeds from the Notes. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of the proceeds of the Notes.

                  SECTION 605. MAY HOLD NOTES.

                  The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

                  SECTION 606.  MONEY HELD IN TRUST.

                  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                  SECTION 607.  COMPENSATION AND REIMBURSEMENT.

                  The Company agrees:

                           (i) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                           (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, consultants and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its willful misconduct, bad faith or negligence; and

                           (iii) to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, stockholders, employees and agents) for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

                  The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Holders of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(vii), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                  The provisions of this Section shall survive the termination of this Indenture.

                  SECTION 608. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1), and which shall have an office in the Borough of Manhattan, in The City of New York and shall have a combined capital and surplus of at least $50,000,000. If the Trustee does not have an office in the Borough of Manhattan, in The City of New York, the Trustee may appoint an agent in the Borough of Manhattan, in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in the Borough of Manhattan, in The City of New York. If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 609. RESIGNATION AND REMOVAL; APPOINTMENT OF
SUCCESSOR.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance required by this Section shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company. The Trustee so removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee if no successor Trustee is appointed within 30 days of such removal.

                  (d) If at any time:

                           (i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                           (ii) the Trustee shall cease to be eligible under
         Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                           (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee, or (B) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, of the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, at the expense of the Company on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  SECTION 610. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 607 shall continue for the benefit of the retiring Trustee with regard to expenses and liabilities incurred by it and compensation earned by it prior to such replacement or otherwise under this Indenture. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  SECTION 611. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust success of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 612. TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.

                  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective Subject to Section 610, the Trustee shall not be liable for any action taken by, or omission of the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

           ARTICLE 7. HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

                  SECTION 701. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES.

                  The Company will furnish or cause to be furnished to the Trustee

                  (a) semiannually, not more than 10 days after each Regular Record Date, a list, such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                  (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

                  SECTION 702. DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

                  Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 703. REPORTS BY TRUSTEE.

                  Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                  The Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Holders shall be filed by the Trustee with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

               ARTICLE 8. MERGER, CONSOLIDATION, OR SALE OF ASSETS

                  SECTION 801. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                  The Company shall not in a single transaction or series of related transactions consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                           (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of Bermuda, the United Kingdom or the United States of America, any State or political subdivision thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

                           (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or the Successor Company, as the case may be, is not less than that of the Company immediately prior to the transaction;

                           (iv) immediately after giving effect to such transaction, the Successor Company would at the time of such transaction or series of transactions, after giving pro forma effect to such transaction be able to Incur at least $1.00 of Indebtedness pursuant to paragraph (a) of Section 1010.

                           (v) the Company shall have delivered to the Trustee
         (A) an Officers' Certificate, stating that (1) such Officers are not aware of any Default or Event of Default that shall have happened and be continuing and (2) such consolidation, merger or transfer and such supplemental indenture comply with this Indenture; PROVIDED that no Officers' Certificate will be required as to matters described in clause (A)(1) of this clause (v) for a consolidation, merger or transfer described in the last paragraph of this Section 801, and (B) an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, both in the form required by this Indenture; PROVIDED that (1) in giving such opinion such counsel may rely on such officer's certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (ii) and (iii)), and (2) no such Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 801; and

                           (vi) Each Guarantor, if any, unless it is the other party to the transactions described above, shall have confirmed by supplemental Indenture that its Note Guarantee shall apply to such Person's obligations under this Indenture and the Notes.

Notwithstanding the foregoing, (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits. This Section 801 does not prohibit the formation of a holding company which would hold stock of the Company.

                  SECTION 802. SUCCESSOR SUBSTITUTED.

                  Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person in accordance with Section 801, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder and thereafter the predecessor Company shall be released from all obligations and covenants hereunder, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.


               ARTICLE 9. SUPPLEMENTS AND AMENDMENTS TO INDENTURE

                  SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
HOLDERS.

                  Without the consent of any Holders, the Company, the Guarantors, if any (with respect to a Guarantee of the Notes to which it is a party), and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                           (i) to cure any ambiguity, omission, defect or
                  inconsistency; or

                           (ii) to provide for the assumption by a successor
                  corporation, partnership, trust or limited liability company of the obligations of the Company hereunder; or

                           (iii) to provide for uncertificated Notes in addition
                  to or in place of certificated Notes (PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); or

                           (iv) to add Guarantees with respect to the Notes; or

                           (v) to secure the Notes; or

                           (vi) to add to the covenants of the Company for the
                  benefit of the Holders or to surrender any right or power conferred upon the Company; or

                           (vii) to make any other change that does not
                  adversely affect the rights of any Holder; or

                           (viii) to comply with any requirement of the
                  Commission in connection with the qualification of this Indenture under the TIA; or

                           (ix) to confirm and evidence the release and
                  discharge of any Guarantee or Lien with respect to or securing the Notes when such release and discharge is permitted by and provided for hereunder.

                  SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

                  With the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of each Holder affected thereby (with respect to any Notes held by such Holder):

                           (i) reduce the amount of Notes whose Holders must
                  consent to an amendment; or

                           (ii) reduce the stated rate of or extend the stated
                  time for payment of interest on any Note; or

                           (iii) reduce the principal of or extend the Stated
                  Maturity (other than the extension or elimination of the Excess Cash Flow Payment Date) of any Note; or

                           (iv) reduce the premium payable upon the redemption
                  or purchase of any Note or change the time at which any Note may be redeemed as described in Section 1101; or

                           (v) make any Note payable in money other than that
                  stated in the Note; or

                           (vi) impair the right of any Holder to receive
                  payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

                           (vii) make any change in the amendment provisions
                  which require each Holder's consent or in the waiver provisions.

                  The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture.

                  SECTION 903. SUPPLEMENTAL INDENTURES AFFECTING THE TRUSTEE; EXECUTION OF SUPPLEMENTAL INDENTURES.

                  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities, as determined by the Trustee in its sole discretion under this Indenture or otherwise. In signing or refusing to sign any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and the Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                  SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

                  SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT.

                  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

                  SECTION 906. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustees shall so determine, new Notes so modified as to conform to any such supplemental indenture may be prepared and executed by the Company, and the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms, the cost and expense of which will be borne by the Company, in exchange for outstanding Notes.

                  SECTION 907. NOTICE OF SUPPLEMENTAL INDENTURES.

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each affected Note then outstanding, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. The failure to give such notice to all the Holders, of any defect therein, will not impair or affect the validity of the supplemental indenture.


                              ARTICLE 10. COVENANTS

                  SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

                  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

                  SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

                  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.  MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum in same day funds that shall be available to the Trustee by 11:00 a.m. Eastern Standard Time an such due date sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.

                  The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                           (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                           (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

                           (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharge from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, THE WALL STREET JOURNAL (Eastern Edition)) printed in the English language and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 1004.  CORPORATE EXISTENCE.

                  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

                  SECTION 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; PROVIDED HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

                  SECTION 1006.  MAINTENANCE OF PROPERTIES.

                  The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

                  SECTION 1007.  INSURANCE.

                  To the extent available at commercially reasonable rates, the Company will maintain, and will cause its Restricted Subsidiaries to maintain, insurance with insurers of recognized financial responsibility, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are prudent, including professional and general liability, property and casualty loss, and workers' compensation insurance. In the event the Company determines that insurance satisfying the first sentence of this Section 1007 is not available at commercially available rates, it shall provide an Officers' Certificate to such effect to the Trustee and the Trustee may conclusively rely on the determinations set forth therein.

                  SECTION 1008.  COMPLIANCE WITH LAWS.

                  The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of all governmental bodies, domestic or foreign, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

                  SECTION 1009.  LIMITATION ON RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company (other than the redemption of the 13% Series A Preferred Stock of the Company in connection with the Refinancing) held by Persons other than a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than another Restricted Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to in clauses (i) through (iv) as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under
Section 1010; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 1998 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are publicly available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); (D) the amount equal to the net reduction in Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from the purchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income; and (E) $5 million.

                  (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3) (B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividend shall be included in subsequent calculations of the amount of Restricted Payments; (iv) the purchase of the 13% Series A Preferred Stock of the Company with the proceeds from the Refinancing, provided that such purchase takes place no later than 30 days after the Issue Date (v) loans to employees of the Company for the purpose of the purchase of Capital Stock of the Company in an aggregate outstanding amount not to exceed $1 million in any twelve-month period and (vi) the retirement of any Capital Stock or options to acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any directors, officers or employees of the Company or any Restricted Subsidiary, provided that the aggregate price paid for all such retirements shall not exceed, in the aggregate, the sum of $5.0 million plus the aggregate cash proceeds received by the Company subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by the Company to directors, officers, or employees of the Company and its Subsidiaries.

                  (c) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1009 were computed, which calculations may be based upon the Company's latest available financial statements. The Trustee shall have no duty to recompute or recalculate or verify the accuracy of the information set forth in such Officers' Certificate.

                  SECTION 1010.  LIMITATION ON INDEBTEDNESS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness except that the Company and any of its Restricted Subsidiaries may Incur Indebtedness if after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) the ratio of (x) the aggregate consolidated principal amount of Indebtedness of the Company outstanding as of the most recent publicly available quarterly or annual balance sheet, after giving PRO FORMA effect to the incurrence of such Indebtedness and any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the proceeds thereof, to (y) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of the Company are publicly available, determined on a PRO FORMA basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.0 for such four-quarter periods ending on or prior to December 31, 2001 and 5.0 to 1.0 for such periods ending thereafter or (ii) the Company's Consolidated Capital Ratio as of the most recent publicly available quarterly or annual balance sheet, after giving PRO FORMA effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the proceeds thereof, is less than 2.5 to 1.0.


                  (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to the New Credit Facility of (a) up to $50 million in revolving credit borrowings less the amount of any reductions in the commitments thereunder and (b) up to $320 million in term loan borrowings less the amount of any payments thereunder, minus (in the case of both (a) and (b)) the amount then outstanding under Qualified Receivables Transactions pursuant to which O&M Payments receivables have been sold, conveyed or otherwise transferred, and (ii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Issuer thereof; (iii) Indebtedness represented by (x) the Notes and any Guarantee thereof, (y) any Indebtedness (other than the Indebtedness described in clauses (i) and (ii)) outstanding on the Issue Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or Incurred pursuant to paragraph (a) of this Section 1010; (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (2) any Refinancing Indebtedness incurred in respect of any Indebtedness described in this clause (iv); (v) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED, HOWEVER, that such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; (vi) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;
(vii) Indebtedness arising from Guarantees to suppliers, lessors, licensee, contractors, franchisees or customers of obligations (other than Indebtedness) incurred in the ordinary course of business; (viii) Indebtedness of a Receivables Entity in a Qualified Receivables Transaction and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount of all such Indebtedness remaining outstanding or available, does not exceed the aggregate principal amount of such Indebtedness immediately prior to such renewal, extension, refinancing or refunding; and (ix) Indebtedness (other than Indebtedness described in clauses (i) - (viii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (ix) and then outstanding, will not exceed $25 million.

                  SECTION 1011.  LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, direct or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction (other than a Sale/Leaseback Transaction between the Company or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or the Company on the other hand), unless (i) the only property subject to such Sale/Leaseback Transaction is capacity which is or will be held for restoration on, on the FLAG System and the amount of such capacity, when combined with the amount of all other capacity subject to a Sale/Leaseback Transaction, is no greater than 25% of the FLAG System's capacity, (ii) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the property subject to such transaction; (iii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted under Section 1010; and (iv) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Indenture described under Section 1016 (including the provisions concerning the application of the Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

                  SECTION 1012.  LIMITATION ON AFFILIATE TRANSACTIONS.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $25 million the Company has received a written opinion from an independent accounting, appraisal or investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 1009, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries, (iv) any transaction between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries, (v) a transaction pursuant to an Existing Affiliate Transaction, including any amendments or extensions thereto entered into after the Issue Date, provided that the terms of any such amendment or extension are not taken as whole, less favorable to the Company than the terms of the relevant agreement prior to such amendment, (vi) transactions with respect to capacity (including sales, leases, or the other provision thereof) between the Company or any Restricted Subsidiary and any Affiliate; provided, in any case, that such transaction is on terms that are no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in arm's length dealings with a Person who was not such an Affiliate, or (vii) any agreement or arrangement with respect to the compensation of a director or officer of the Company or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as applicable and consistent with industry practice.

                  SECTION 1013. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

                  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture (including, without limitation, the New Credit Facility but only with respect to restrictions set forth in such facility that are of the type set forth in clauses (ii) and (iii)); (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this covenant or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this covenant or this clause (c); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable to the Holders of the Notes than encumbrances and restrictions contained in such agreements; (d) in the case of clause (iii) above, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; and (e) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition.

                  SECTION 1014.  LIMITATION ON LIENS.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, affirm or suffer to exist any Lien of any kind (other than Permitted Liens) against or upon any of its property or assets (including any intercompany notes), owned as of the date hereof or later acquired or any income or profits therefrom, except if the Notes are effectively secured equally and ratably with or prior to in the case of Liens with respect to Subordinated Obligations) the obligation or liability secured by such Lien for so long as such obligations or liabilities are so secured.

                  SECTION 1015.  CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or any part of such Holder's Notes (the "Change of Control Offer") at a purchase price in cash equal to 101 % of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date) (the "Change of Control Payment").

                  (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes as described in Section 1105, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                           (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date);

                           (ii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

                           (iii) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased;

                           (iv) that any Note not tendered shall continue to
accrue interest, if any;

                           (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to any Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date;

                           (vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                           (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent as the case may be, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                           (viii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any applicable laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

                  (d) On a Business Day that is no earlier than 30 days nor later than 60 days from the date that the Company mails or causes to be mailed notice of the Change of Control to the Holders, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  SECTION 1016.  LIMITATION ON ASSET DISPOSITIONS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms thereof, to prepay, repay, purchase or cash collateralize, Bank Indebtedness to the extent that the Net Available Cash may be or is required to be applied to cash collateralize or repay such Bank Indebtedness as required by the terms of the New Credit Facility (unless such requirement has been waived by the lenders parties thereto) or Indebtedness (other than any Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (such period, the "application period"); (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election to invest in Additional Assets within the application period; (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), not later than 30 days after the end of the application period, to make an offer to purchase (an "Offer") Notes and other PARI PASSU debt obligations subject to a similar covenant (such other PARI PASSU debt obligations, the "PARI PASSU Notes") at par plus accrued and unpaid interest, if any, thereon; and (D) FOURTH, to the of the extent balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) for other general corporate purposes not prohibited by this Indenture; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced extent of the required by such Indebtedness in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10 million. The Company shall not be required to make an Offer for Notes and PARI PASSU Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) is less than $10 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  If the aggregate principal amount of Notes and PARI PASSU Notes validly tendered and not withdrawn in connection with an Offer pursuant to clause (C) above exceeds the funds available therefor ("Offer Proceeds"), the Offer Proceeds will be apportioned between the Notes and such PARI PASSU Notes, with the portion of the Offer Proceeds payable in respect of the Notes equal to the lesser of (i) the Offer Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount (or accreted value, as applicable) of the relevant PARI PASSU Notes, (ii) the aggregate principal amount of Notes validly tendered and not withdrawn.

                  For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Indebtedness of any Restricted Subsidiary of the Company and the release of such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the second preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                  (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(C), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the PARI PASSU Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the PARI PASSU Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(D) above.

                  (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable laws or regulations in connection with the purchase of Notes pursuant to this Indenture. To the extent that the provisions of any applicable laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

                  SECTION 1017. LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  The Company will not, and will not permit any Restricted Subsidiary of the Company to, issue, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), unless (i) such transfer, conveyance, sale or other disposition is of either all or not more than 20% of the Capital Stock of such Restricted Subsidiary and (ii) the Net Cash Proceeds from any such issuance transfer, conveyance, sale or other disposition are applied in accordance with Section 1016.

                  SECTION 1018. COMMISSION REPORTS.

                  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, and within 15 days after such reports are filed, provide the Trustee and the Holders (at their addresses as set forth in the register of Notes) with the annual reports and the information, documents and other reports which are otherwise required pursuant to Section 13 and 15(d) of the Exchange Act.

                  SECTION 1019. FUTURE NOTE GUARANTORS.

                  The Company will cause each Restricted Subsidiary which Incurs Indebtedness pursuant to clause (a) of Section 1010 or which is a guarantor of Indebtedness Incurred pursuant to clause (b)(i) of Section 1010 to execute and deliver to the Trustee a Note Guarantee, substantially in the form of the supplemental Indenture in Exhibit A hereto, pursuant to which such Restricted Subsidiary will Guarantee, jointly and severally, to the Holders and the Trustee, the full and prompt payment of the Notes in accordance with the terms of this Indenture. Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 1020. LIMITATION ON LINES OF BUSINESS.

                  The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

                  SECTION 1021. STATEMENT BY OFFICERS AS TO DEFAULT.

                  (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. For purposes of this Section 1021
(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the Holder of any other evidence of Indebtedness of the Company or any Significant Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5 million), the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers' Certificate specifying such event, notice or other action within ten Business Days of its occurrence. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default under clause (iii), (iv) or (vii) of Section 501, their status and what action the Company is taking or proposes to take in respect thereof.

                  SECTION 1022.  PAYMENT OF ADDITIONAL AMOUNTS.

                  (a) If any deduction or withholding for any present or future taxes, assessments or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,
(y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation under the Notes, the Company or a successor corporation will pay to each Holder of a Note as additional interest such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such Holder of such Note who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall be not less than the amount specified in such Note to which such Holder is entitled; PROVIDED, HOWEVER, the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

                           (i) Any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over such Holder, if such Holder is an estate, trust partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or are subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, (b) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later or (c) the presentation of a Note for payment in Bermuda or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere;

                           (ii) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                           (iii) Any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, premium, if any, or any interest on, the Notes;

                           (iv) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a request of the Company addressed to the Holder (a) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

                           (v) Any combination of items. (i), (ii), (iii) and
         (iv) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Note.

                  (b) The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.

                  (c) The Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to herein or in the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Bermuda.

                  SECTION 1023.  EXCESS CASH FLOW OFFER.

                  (a) If the Company has Excess Cash Flow for any fiscal year (commencing with fiscal 2001), the Company shall make an offer to purchase (the "Excess Cash Flow Offer"), on a Business Day (the "Excess Cash Flow Payment Date") not later than 150 days following the end of such fiscal year, from all Holders of Notes, up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to (A) the Noteholders' Pro Rata Share of 50% of such Excess Cash Flow in such fiscal year, minus (B) the principal amount of Notes theretofore purchased by the Company in the open market and the principal amount of Notes theretofore redeemed by the Company pursuant to clause (a) of Section 1101 and not theretofore credited against the Company's obligation to make an Excess Cash Flow Offer for a prior fiscal year. The purchase price of Notes to be purchased pursuant to an Excess Cash Flow Offer shall be equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Excess Cash Flow Payment Date. The Excess Cash Flow Offer is required to remain open for 20 Business Days and payment pursuant to the Excess Cash Flow Offer will be made on the Excess Cash Flow Payment Date.

                  (b) Notwithstanding the foregoing, the Company will not be required to make an Excess Cash Flow Offer for any fiscal year if the amount of such Excess Cash Flow Offer would be less than $5.0 million (which amount shall be carried forward for purposes of determining whether an Excess Cash Flow Offer is required with respect to subsequent fiscal years). To the extent an Excess Cash Flow Offer is not fully subscribed to by Holders of the Notes, the unsubscribed portion of such Excess Cash Flow may be retained by the Company and/or used for any purpose, subject to the covenants herein, and shall be excluded from the calculation of Excess Cash Flow for any subsequent period.

                  (c) Notice of each Excess Cash Flow Offer shall be mailed or caused to be mailed by first class mail, not less than 20 Business Days before the Excess Cash Flow Payment Date to all Holders of Notes at their last registered address, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Excess Cash Flow Offer and shall state the following terms:

                           (i) that the Excess Cash Flow Offer is being made pursuant to this Section 1023 and that all Notes tendered and not withdrawn will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes tendered in an Excess Cash Flow Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount as contemplated by the first paragraph of this Section 1023, the Company shall select the Notes to be purchased on a PRO RATA basis;

                           (ii) the purchase price (including the amount of accrued interest, if any) and the excess Cash Flow Payment Date and that the Excess Cash Flow Offer is required to remain open for at least 20 Business Days and until the close of business on the Excess Cash Flow Payment Date;

                           (iii) that any Note not tendered will continue to accrue interest;

                           (iv) that unless the Company defaults in making payments therefor, any Note accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrue interest on and after the Excess Cash Flow Payment Date;

                           (v) that Holders electing to have a Note purchased pursuant to an Excess Cash Flow Offer will be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Excess Cash Flow Payment Date;

                           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the 10th Business Day prior to the Excess Cash Flow Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                           (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

                  (d) On or before the Excess Cash Flow Payment Date, the Company shall (1) accept for payment Notes or portions thereof tendered pursuant to the Excess Cash Flow Offer which are to be purchased in accordance with item
(i) above, (2) deposit with the Paying Agent an amount sufficient to pay the purchase price plus accrued interest, if any, of such Notes or the relevant portions thereof and (3) deliver to the Trustee such Notes together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of such Notes payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. For purposes of this Section 1023, the Trustee shall act as the Paying Agent.

                  (e) Any amounts remaining after the purchase of Notes pursuant to an Excess Cash Flow offer shall be returned by the Trustee to the Company.

                  (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any applicable laws or regulations conflict with the provisions herein, the Company will comply with the applicable laws and regulations and shall not be deemed to have breached its obligations described under this Section 1023 by virtue thereof.

                  SECTION 1024.  WAIVER OF CERTAIN COVENANTS.

                  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 through 1023, inclusive, if before or after the time for such compliance the Holders of a majority in principal amount of the outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                         ARTICLE 11. REDEMPTION OF NOTES

                  SECTION 1101.  OPTIONAL REDEMPTION; OPTIONAL TAX REDEMPTION.

                  (a) The Notes will be subject to redemption at the option of the Company at any time on and after January 30, 2003 and prior to maturity, in whole or in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                  If redeemed during the 12-month period commencing on January 30 of the years set forth below:

      Period                                               Redemption Price
      ------                                               ----------------
      2003...............................................  104.125%
      2004...............................................  102.750%
      2005...............................................  101.375%
      2006 and thereafter................................  100.00%

                  In addition, at any time and from time to time prior to January 30, 2001, the Company may redeem in the aggregate up to 331/3% of the original principal amount of the Notes with the proceed of one or more Equity Offerings received by the Company so long as there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of principal amount) of 108.25% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that at least 662/3% of the original principal amount of the Notes must remain outstanding after each such redemption.

                  (b) The Notes will be subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date if, as a result of any change in an amendment to the laws or any regulations or ruling promulgated thereunder of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a "Change in Tax Law"), which becomes effective on or after the date of this Indenture, the Company or a successor corporation is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or a successor corporation.

                  (c) The Notes will be subject to redemption at the option of the Company at any time, in whole, but not in part, at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets, substantially as an entirety is required (pursuant to Section 1022 of this Indenture), as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay Additional Amounts in respect of any tax, assessment or governmental charge, imposed on any Holder. Prior to the giving of notice of redemption of such Notes pursuant to this Indenture, such Successor Company will deliver to the Trustee an Officers' Certificate, stating that such Person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such Person to redeem such Notes pursuant to this Section 1101 have been satisfied.

                  SECTION 1102.  APPLICABILITY OF ARTICLE.

                  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

                  The election of the Company to redeem any Notes pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 90 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

                  SECTION 1104.  SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

                  If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  SECTION 1105.  NOTICE OF REDEMPTION.

                  Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

                  All notices of redemption shall state:

                           (i) the Redemption Date,

                           (ii) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

                           (iii) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

                           (iv) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

                           (v) that on the Redemption Date the redemption price (and accrued and unpaid interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable and, unless the Company defaults in making the redemption payment, that interest of Notes called for redemption (or the portion thereof) will cease to accrue on and after said date.

                           (vi) the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any,

                           (vii) the name and address of the Paying Agent,

                           (viii) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

                           (ix) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

                           (x) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes are to be redeemed.

                  SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the redemption price of, and accrued and unpaid interest on, all the Notes which are to be redeemed on that date.

                  SECTION 1107.  NOTES PAYABLE ON REDEMPTION DATE.

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price, together with accrued and unpaid interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 311.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

                  SECTION 1108.  NOTES REDEEMED IN PART.

                  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, PROVIDED, that, each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

                  SECTION 1109. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  In the event that, pursuant to Section 1016 hereof, the Company shall be required to commence an offer to all Holders of Notes and, to the extent required by the terms thereof, to all holders or lenders of other PARI PASSU Notes, to purchase Notes and any such PARI PASSU Notes (an "Asset Disposition Offer"), it shall follow the procedures specified below.

                  The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Asset Disposition Offer Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 1016 hereof, giving effect to any related offer for PARI PASSU Notes pursuant to
Section 1016 (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been tendered, all Notes tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Asset Disposition Offer Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

                  Upon the commencement of an Asset Disposition Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

                           (i) that the Asset Disposition Offer is being made pursuant to this Section and Section 1016 hereof and the length of time the Asset Disposition Offer shall remain open;

                           (ii) the Asset Disposition Offer Amount, the purchase price and the Asset Disposition Offer Purchase Date;

                           (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                           (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest after the Asset Offer Purchase Date;

                           (v) that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                           (vi) that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Asset Disposition Offer Purchase Date;

                           (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Disposition Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                           (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Disposition Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased) in the manner provided in
         Section 1016; and

                           (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  If any of the Notes subject to an Asset Disposition Offer is in the form of a Global Note, then such notice may be modified in form but not substance to the extent appropriate to accord with the procedures of the Depositary applicable to repurchases.

                  On or before the Asset Disposition Offer Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes or portions thereof tendered pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Disposition Offer Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of a Company Order directing the Trustee to authenticate the new Note, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Asset Sale Offer Purchase Date.

                  Other than as specifically provided in this Section, any purchase pursuant to this Section shall be made pursuant to the applicable provisions of this Article Eleven.

              ARTICLE 12. LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1201. COMPANY'S OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company and the Guarantors, if any, may, at their option, at any time, with respect to the Notes, elect to have either Section 1202 or
Section 1203 be applied to all outstanding Notes upon compliance with the conditions set forth in this Article Twelve. The Company in its sole discretion can defease the Notes.

                  SECTION 1202. LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and any Guarantor shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company and any such Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 304, 305, 310, 1002 and 1003, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and (iv) this Article Twelve.

                  If the Company or any Guarantor exercises its Legal Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default.

                  Subject to compliance with this Article Twelve, the Company or any Guarantor may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

                  SECTION 1203. COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203 the Company may terminate (i) its obligations under any covenant contained in Sections 1004 through 1023, (ii) the operation of Section 501(vi), Section 501(vii) (with respect only to Significant Subsidiaries), and Section 501 (viii) and (iii) the limitations contained in
Section 801 (iii) and (iv) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be outstanding for accounting purposes). If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified under
Section 501 (iii) (but only with respect to the Company's failure to comply with clause (iii) or (iv) of Section 801), (iv), (v) (but only with respect to defaults relating to failure to comply with its obligations under Sections 1004 through 1008, 1021 and 1022), (vi), (vii) (with respect only to Significant Subsidiaries), or (viii). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document. Except as specified above, the remainder of this Indenture and such Notes shall be unaffected by the provisions of this Section.

                  SECTION 1204. CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The following shall be the conditions to application of either
Section 1202 or Section 1203 to the outstanding Notes:

                           (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of this Indenture who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust money or Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date or purchase date as the case may be, of such principal, premium, if any, or interest on the outstanding Notes;

                           (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the

         Trustee confirming that (1) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) an Opinion of Counsel in the Company's jurisdiction of incorporation (if other than the United States) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for tax purposes in the Company's jurisdiction of incorporation as a result of such Legal Defeasance and discharge and will be subject to such taxes, if any, on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

                           (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) an Opinion of Counsel in the Company's jurisdiction of incorporation (if other than the United States) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income gain or loss for tax purposes in the Company's jurisdiction of incorporation as a result of such Covenant Defeasance and will be subject to such taxes, if any, on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

                           (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

                           (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                           (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

                           (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others;

                           (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

                           (ix) the Company shall have delivered to the Trustee the opinion of a nationally recognized firm of independent public accountants stating the matters set forth in paragraph (i) above.

                  SECTION 1205. DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof.

                  Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

                  SECTION 1206.  REINSTATEMENT.

                  If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with Section 1205 by reason of any legal proceeding or by any reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and Government Obligations held by the Trustee or Paying Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                  FLAG LIMITED


                                  By /s/ NAME OF SIGNATORY
                                    ----------------------------------
                                     Name:  Edward McCormack
                                     Title: Chief Financial Officer


                                  IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee


                                  By
                                    ----------------------------------
                                     Name:
                                     Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                  FLAG LIMITED


                                  By
                                    ----------------------------------
                                     Name:
                                     Title:


                                  IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee


                                  By /s/ NAME OF SIGNATORY
                                    ----------------------------------
                                     Name:  Stephen J. Giurlando
                                     Title: Assistant Vice President